UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18655	770218904
(Commission File Number)	(IRS Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA, 94025

(Address of principal executive offices including zip code)

(650) 326-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 15, 2014 Michael R. Gaulke notified Exponent, Inc. (the Company) of his resignation from the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors.  While Mr. Gaulke meets the NASDAQ requirements for Director Independence, Mr. Gaulke has opted to resign from the Board committees as a result of differing positions on this issue taken by at least two proxy advisory firms.  Mr. Gaulke’s resignation from these committees is solely for the reasons noted, and not as a result of any disagreement with the Committees or the Company on any matter.   Mr. Gaulke will continue to serve in all other capacities as a Director of the Company and Chairman of the Board of Directors and will continue to stand for re-election at the annual stockholder meeting on May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014
EXPONENT, INC.

	By:	/s/ Richard L. Schlenker
Richard L. Schlenker
Chief Financial Officer